EXHIBIT 2.4.1

The Registrant notes that its omission of typed signatures was accidental in Exhibit 2.4 on Page 66, the Signature page, of the Registrant’s Agreement and Plan of Reorganization, as previously filed and as incorporated herein by reference; and such page actually reads as follows:

301 Grant Street, 20th Floor

Pittsburgh, PA  15219

Attention: Richard D. Rose

Phone: (412) 562-8425

Fax:  (412) 562-1041

(ii) if to DPAC or Merger Sub, to:

DPAC Technologies Corp.

7321 Lincoln Way

Garden Grove, California 92841

Attention: Creighton K. Early

Facsimile No.:  (714) 899-7557

Telephone No.:  (714) 899-7554

with a copy to:

The Yocca Law Firm, LLP

19900 MacArthur Blvd., Suite #650

Irvine, California 92612

Attention: Nicholas Yocca

Facsimile No.: (949) 253-0870

Telephone No.: (949) 253-0800

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Reorganization to be executed and delivered by their respective duly authorized officers as of the date first written above.

QUATECH, INC.

By: Steven D. Runkel
Name: Steven D. Runkel
Title: Chief Executive Officer

DPAC TECHNOLOGIES CORP.

By: Creighton K. Early
Name: Creighton K. Early
Title: Chief Executive Officer

DPAC ACQUISITION SUB, INC.

By: Creighton K. Early
Name: Creighton K. Early
Title: Chief Executive Officer